SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement        [ ]  Confidential, for Use of
                                               the Commission Only
                                               (as permitted by
[ ]    Definitive Proxy Statement                Rule 14a-6(e)(2))

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      TrustCo Bank Corp NY
        (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [x]    $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

  [ ]    $500 per each party to the controversy pursuant to Exchange
          Act Rule 14a-6(i)(3).

  [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

          (1) Title of each class of securities to which transaction applies:



          (2) Aggregate number of securities to which transactions applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: <F1>



          (4)  Proposed maximum aggregate value of transaction:



          (5)  Total fee paid:



    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previos filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

[FN]
<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.
[/FN]


                            TRUSTCO BANK CORP NY
                              320 State Street
                         Schenectady, New York 12305



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Shareholders Of
TrustCo Bank Corp NY:

     Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 20, 1996, at 10:00 a.m. local time for the purposes of considering and voting upon the following matters:


     1.   Election of directors.

     2.   Adoption of an amendment to the Amended and Restated
          Certificate of Incorporation of TrustCo to increase the authorized shares of Common Stock from 25,000,000 to 50,000,000 shares.

     3. Ratification of the appointment of independent auditors for 1996.

     4. Any other business that properly may be brought before the meeting or any adjournment thereof.

                                By Order of the Board of Directors



                                William F. Terry
                                Secretary


April 12, 1996



YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME IF YOU WISH.


                       TRUSTCO BANK CORP NY
                        PROXY STATEMENT FOR
                  ANNUAL MEETING OF SHAREHOLDERS

                           MAY 20, 1996

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on Monday, May 20, 1996, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April 12, 1996. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

   Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of TrustCo and Trustco Bank, National Association of Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan and Associates to aid in the solicitation of proxies for a fee of $4,000. The entire cost of this solicitation will be borne by TrustCo and Trustco Bank.

   As of March 1, 1996, there were 17,651,986 outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of TrustCo. Only shareholders of record of such Common Stock at the close of business on April 10, 1996, are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of Common Stock held. With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

   Full shares of Common Stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will not be voted.


                       SHAREHOLDER PROPOSALS

   Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual shareholders meeting to be held in May of 1997 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 13, 1996. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                         THE ANNUAL MEETING

   A description of the items to be considered at the Annual Meeting and other information is set forth below.

Item 1.  Election of Directors

   The first item to be acted upon at the Annual Meeting is the election of four (4) directors of TrustCo, each to serve on the TrustCo Board of Directors (the "TrustCo Board") for a three (3) year term until his successor shall have been duly elected and qualified. The incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, and who have been nominated for reelection as directors (collectively, the "TrustCo Director Nominees") are as follows: Lionel O. Barthold, Richard J. Murray, Jr., William D. Powers, and William F. Terry.

   TrustCo's Amended and Restated Certificate of Incorporation requires that the TrustCo Board shall consist of not less than twelve (12) nor more than fifteen (15) members, and the TrustCo Bylaws provide that the total number of directors may be fixed by resolution of the TrustCo Board or the shareholders.

   The Amended and Restated Certificate of Incorporation and the Bylaws of TrustCo require the TrustCo Board to be divided into three (3) classes, as nearly equal in number as may be, with one class to be elected each year for a term of three years. The affirmative vote of at least a majority of the votes cast by the holders of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors.

   The pages that follow set forth information regarding the TrustCo Director Nominees, as well as information regarding the remaining members of the TrustCo Board whose terms of office do not expire this year. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted for the election of such TrustCo Director Nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the TrustCo Board may recommend, or the TrustCo Board may reduce the number of directors to eliminate the vacancy. Each of the TrustCo Director Nominees has consented to being named in this Proxy Statement and to serve if elected. The TrustCo Board has no reason to believe that any TrustCo Director Nominee will decline or be unable to serve if elected.

   Information with regard to the business experience of each director and the ownership of Common Stock on December 31, 1995, has been furnished by such director, or has been obtained from the records of TrustCo.

             INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

            NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS FOR
                   THREE-YEAR TERM TO EXPIRE IN 1999
                                      Shares of Trustco Common Stock <F1>
                                              Beneficially Owned

                                                 No. of      Percent of
                                                 Shares <F2>    Class
LIONEL O. BARTHOLD, Age 69; Chairman of Power Tech-
  nologies, Inc. (consulting engineers). Director
  of TrustCo from 1981 through 1985, and from
  November 21, 1989 to present.  Director of
  Trustco Bank since 1977.                          76,419        *
RICHARD J. MURRAY, JR., Age 67; Chief Executive Officer,
  R.J. Murray Co., Inc. (air conditioning and
  heating distributors). Director of TrustCo and
  of Trustco Bank since 1985.                      143,451        *
WILLIAM D. POWERS, Age 54, Chairman, New York Republican
  State Committee since 1991.  Director of TrustCo
  and of Trustco Bank since 1995.                    1,057        *
WILLIAM F. TERRY, Age 54; Executive officer of
  Trustco Bank (Senior Vice President) since 1987.
  Secretary of TrustCo and of Trustco Bank
  since 1990.  Director of TrustCo and of
  Trustco Bank since 1991.                         169,149        *




  TRUSTCO DIRECTORS CONTINUING IN OFFICE

                                      Shares of Trustco Common Stock <F1>
                                              Beneficially Owned

                                                 No. of      Percent of
                                                 Shares <F2>    Class

BARTON A. ANDREOLI, Age 56; President, Towne Construction
  & Paving Corp.  Director of TrustCo and of
  Trustco Bank since 1993.                           5,028        *

M. NORMAN BRICKMAN, Age 70; President, D. Brickman, Inc.
  (wholesale fruits and produce).  Director of
  TrustCo and of Trustco Bank since 1985.          108,017        *

CHARLES W. CARL, JR., Age 71; Retired President, The Carl
  Company (department stores). Director of
  TrustCo since 1981 and of Trustco Bank since
  1950.                                            129,269        *

ROBERT A. McCORMICK, Age 59; President of TrustCo and of
  Trustco Bank since 1982.  President and Chief
  Executive Officer of TrustCo and Trustco Bank
  since 1984. Director of TrustCo and of Trustco
  Bank since 1980.                                 553,355       3.14

NANCY A. McNAMARA, Age 46; Executive officer of TrustCo
  (Vice President) since 1992 and Trustco Bank
  (Senior Vice President) since 1988.  Joined
  Trustco Bank in 1971.  Director of TrustCo and
  of Trustco Bank since 1991.                      177,406       1.01

JOHN S. MORRIS, PhD, Age 70; President Emeritus and
  Research Professor of Philosophy, Union College
  and Former Chancellor, Union University.
  Director of TrustCo since 1981 and of Trustco
  Bank since 1980.                                  29,433        *

JAMES H. MURPHY, D.D.S., Age 67; Orthodontist.  Director
  of TrustCo and of Trustco Bank since 1991.        11,217        *

KENNETH C. PETERSEN, Age 59; President and Chief
  Operating Officer, Schenectady International,
  Inc. (chemical manufacturer). Director of
  TrustCo and of Trustco Bank since 1982.           30,290        *

WILLIAM J. PURDY, Age 61; President of Welbourne & Purdy
  Realty, Inc.  Director of TrustCo and of
  Trustco Bank since 1991.                           5,872        *

PHILIP J. THOMPSON, Age 64; Retired Vice President and
  Director, New York Telephone Company.  Director
  of TrustCo and of Trustco Bank since 1991.        26,174        *



  INFORMATION ON TRUSTCO EXECUTIVE OFFICERS NOT LISTED ABOVE
                                      Shares of Trustco Common Stock <F1>
                                              Beneficially Owned

                                                 No. of      Percent of
                                                 Shares <F2>    Class
ROBERT T. CUSHING, Age 40; Executive officer of TrustCo
  (Vice President and Chief Financial Officer)
  and Trustco Bank (Senior Vice President and
  Chief Financial Officer).  Joined Trustco Bank
  in May 1994, after serving as a partner at KPMG
  Peat Marwick LLP since 1987.                      28,254        *

RALPH A. PIDGEON, Age 53; Executive officer of TrustCo
  (Vice President and Assistant Secretary) since
  1995 and of Trustco Bank (Senior Vice
  President) since 1978.  Joined Trustco Bank
  in 1964.                                         164,152        *


TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (16
INDIVIDUALS) BENEFICIALLY OWN 1,658,543 SHARES OF TRUSTCO COMMON STOCK, WHICH REPRESENT 9.4% OF THE OUTSTANDING SHARES.

[FN]
FOOTNOTES:
<F1> The Common Stock is the only class of equity security outstanding
<F2> Each director and executive officer named herein has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 3,381 shares is shared with their spouses and children, and a total of 63,462 are owned by spouses and other family members. The shares shown include 740,531 shares of TrustCo Common Stock with respect to which certain directors and executive officers have a right to acquire beneficial ownership within 60 days of December 31, 1995.
<F3>  *  Less than 1%
[/FN]

Director Fees, Committees and Attendance

   The TrustCo Board held seven (7) meetings during 1995. Average attendance by Directors at meetings of the TrustCo Board and of the Committees described below was over 96.5%. Each Director attended 75% or more of the aggregate of the meetings of the TrustCo Board and of the Committees on which he/she served. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his/her services as Director a fee in the amount of $2,100 per meeting attended of TrustCo and Trustco Bank's Boards of Directors, and $1,050 per meeting attended of any TrustCo or Trustco Bank committee of which he/she is a member. Each Director who is an employee of TrustCo or Trustco Bank does not receive these Directors' fees. No additional remuneration is received by any such Director for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments.


   TrustCo's Nominating Committee held one (1) meeting in 1995. The five (5) Directors currently serving on the Nominating Committee are R. McCormick (Chairman), B. Andreoli, C. Carl, R. Murray, and W. Terry. The function of the Nominating Committee is to consider and recommend to the TrustCo Board, nominees for election to the TrustCo Board. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the TrustCo Board.

   TrustCo's Audit Committee held one (1) meeting in 1995.  The five
(5) Directors serving on the Audit Committee are R. Murray (Chairman),
J. Murphy, K. Petersen, W. Purdy, and P. Thompson. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank.

   TrustCo's Stock Option Committee held one (1) meeting in 1995. The three (3) Directors serving on the Stock Option Committee are J. Morris (Chairman), B. Andreoli, and N. Brickman. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan.

   The Personnel Advisory Committee of Trustco Bank held one (1) meeting in 1995. The three (3) Directors serving on the Personnel Advisory Committee are J. Morris (Chairman), B. Andreoli, and N. Brickman. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three (3) executive officers who are also Directors of TrustCo, and the two (2) executive officers of Trustco Bank who are not directors of TrustCo.

TrustCo Executive Officers

   Executive Officers of TrustCo are presently President and Chief Executive Officer Robert A. McCormick, Vice President and Chief
Financial Officer Robert T. Cushing, Vice President Nancy A. McNamara, Vice President and Assistant Secretary Ralph A. Pidgeon, and Secretary William F. Terry.

Trustco Bank Executive Officers

   Executive Officers of Trustco Bank are presently President and Chief Executive Officer Robert A. McCormick, Senior Vice President and Chief Financial Officer Robert T. Cushing, Senior Vice Presidents Nancy A. McNamara, Ralph A. Pidgeon, and Senior Vice President and Secretary William F. Terry.

TrustCo and Trustco Bank Executive Officer Compensation

   The following table sets forth for the fiscal year ended December 31, 1995, the compensation paid to or accrued on behalf of each of the five (5) most highly compensated Executive Officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the Securities and Exchange Commission's required disclosure thresholds. Each of the following Executive Officers has an employment contract and a supplemental retirement agreement described in subsequent pages.

                                      Summary Compensation Table
                                                                       Long Term
                                                                      Compensation
                                           Annual Compensation          Awards

                                                                      Securities
                                                             Other    Underlying
                                                             Annual    Options/   All Other
      Name and                        Salary      Bonus   Compensation   SARs    Compensation
 Principal Position            Year     ($)        ($)<F1>    ($)<F2>     (#)<F3>    ($)<F4>
Robert A. McCormick,           1995    720,000    648,000      73,614    120,000        N/A
President & Chief              1994    700,000    525,000        N/A     132,000        N/A
Executive Officer,             1993    650,000    197,500        N/A     132,000      30,000
TrustCo and Trustco Bank

Robert T. Cushing, <F5>        1995    240,000    216,000        N/A      30,000        N/A
Senior Vice President and      1994    138,000    106,808        N/A      52,800        N/A
Chief Financial Officer,       1993        N/A        N/A        N/A         N/A        N/A
Trustco Bank; Vice
President and Chief
Financial Officer, TrustCo

Nancy A. McNamara,             1995    240,000    216,000        N/A      30,000        N/A
Senior Vice President          1994    230,000    172,500        N/A      26,400        N/A
Trustco Bank; Vice             1993    200,000     40,000        N/A      26,400      30,000
President, TrustCo

Ralph A. Pidgeon,              1995    240,000    216,000        N/A      30,000        N/A
Senior Vice President          1994    230,000    172,500        N/A      26,400        N/A
Trustco Bank; Vice             1993    200,000     40,000        N/A      26,400      30,000
President, Assistant
Secretary, TrustCo

William F. Terry,              1995    240,000    216,000        N/A      30,000        N/A
Senior Vice President and      1994    230,000    172,500        N/A      26,400        N/A
Secretary, Trustco Bank;       1993    200,000     40,000        N/A      26,400      30,000
Secretary, TrustCo


[FN]

<F1> Bonus amounts for 1995 and 1994 include payments to senior executive officers of TrustCo as short-term incentive compensation pursuant to the incentive program described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation".
<F2> In consideration of the benefits payable under the incentive compensation program described in note 1 above, during 1995 and 1994, senior executive officers of TrustCo ceased to be eligible for contributions to or allocations, accruals or other payments from Trustco Bank's profit sharing plan. Other annual compensation for Mr. McCormick included $48,736 of taxes reimbursed by the Company pursuant to established benefit plans.
<F3> Stock Option data have been adjusted to reflect the 6 for 5 stock split effective August 24, 1995, the 10% stock dividend effective October 21, 1994, and the two for one stock split effective November 19, 1993.
<F4> Entries for 1993 represent the profit sharing allocations, accruals and payments made or credited to a participant for 1993. As described in note 2 above, executive officers of TrustCo were not eligible to participate in Trustco Bank's profit sharing plan during 1994 and 1995.
<F5> Mr. Cushing commenced his employment with Trustco Bank on
    May 20, 1994. The salary for 1994 was based upon an annual base salary of $230,000.
[/FN]

                                  Option/SAR Grants in Last Fiscal Year
                            Number of   % of Total
                            Securities   Options/
                            Underlying     SARs                           Potential Realizable Value
                             Options/   Granted to  Exercise              at Assumed Annual Rates
                               SARs     Employees    or Base              of Stock Price Appreciation
                             Granted    in Fiscal     Price    Expiration    For Option Term <F4>
      Name                   (#) <F1>    Year <F2> ($/Sh) <F3>    Date         5%         10%
Robert A. McCormick            120,000        39.1%    $18.68  07/17/2005  $1,410,000  $3,572,400

Robert T. Cushing               30,000         9.8%     18.68  07/17/2005     352,500     893,100

Nancy A. McNamara               30,000         9.8%     18.68  07/17/2005     352,500     893,100

Ralph A. Pidgeon                30,000         9.8%     18.68  07/17/2005     352,500     893,100

William F. Terry                30,000         9.8%     18.68  07/17/2005     352,500     893,100

[FN]
<F1> Options, which were granted on July 17, 1995, become exercisable in five annual installments beginning July 17, 1995. Stock Option data have been adjusted for the 6 for 5 stock split on August 24, 1995.
<F2> The total number of options granted in 1995 was 306,800, of which
    240,000 (78.2%) were issued to the Executive group, 11,000 (3.6%) were issued to the non-Executive Director group, 55,800 (18.2%) to the non-Executive Officer group.
<F3> Exercise or base price is equal to the closing trade price on the date of grant.
<F4> The amounts included reflect pre-tax gain.  The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price. TrustCo's per share stock would be $30.43 and $48.45 if increased 5% and 10% respectively, compounded annually over the option term.
[/FN]

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Values
                                                                    Number of
                                                                    Securities        Value of
                                                                    Underlying       Unexercised
                                                                   Unexercised      In-the-Money
                                                                   Options/SARs     Options/SARs
                                                                   at FY-End (#)  at FY-End ($) <F3>

                             Shares Acquired             Value     Exercisable/     Exercisable/
      Name                 On Exercise (#) <F1> Realized ($) <F2>  Unexercisable    Unexercisable
Robert A. McCormick                    25,609           $312,581  330,648/247,800  $3,046,071/$1,461,597

Robert T. Cushing                        --                 --     27,120/55,680     $166,292/$301,114

Nancy A. McNamara                      19,147           $227,849   79,005/58,320     $768,063/$353,108

Ralph A. Pidgeon                       11,334           $173,509  132,020/58,320    $1,481,603/$353,108

William F. Terry                       12,226           $115,574  126,426/58,320    $1,365,999/$353,108

[FN]
<F1> Stock Option data have been adjusted for the 6 for 5 stock split on
    August 24, 1995, the 10% stock dividend on October 21, 1994, and the two for one split on November 19, 1993. Shares shown include SARs exercised.
<F2> The amounts included reflect pre-tax gain.  Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
<F3> The amounts included reflect pre-tax gain.  Value of unexercised in-the-money options based on December 29, 1995, closing trade price of $22.125.
[/FN]
TrustCo Retirement Plans

     Trustco Bank has a Retirement Plan (the "Trustco Bank Retirement Plan") pursuant to which annual retirement benefits are based on years of service to a maximum of 30 and average annual earnings of the highest five consecutive years during the final ten years of service. The Trustco Bank Retirement Plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has an unfunded supplemental Retirement Plan (the "Trustco Bank Supplemental Retirement Plan"), which is a defined contribution plan, under which additional retirement benefits are accrued for eligible Executive and Senior Officers. Under the Trustco Bank Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon the greater of (1) the benefit payment payable under the Trustco Bank Retirement Plan, and (2) the benefits that would have been payable under the prior Trustco Bank Retirement Plan, calculated without regard to the Internal Revenue Code's maximum limits on compensation or qualified plan benefits and reduced by the amount of the benefits actually payable to such employee under the Trustco Bank Retirement Plan. The Trustco Bank Supplemental Retirement Plan provides benefits based on years of service to a maximum of 40.

                   Pension Plan Table

Average Eligible                      Annual Benefits for Years of Service
   Compensation

                             10 Years         20 Years         30 Years    40 Years
                              Service          Service          Service     Service
           $75,000            $12,700          $25,535          $39,273     $54,047
          $150,000            $27,325          $55,160          $83,898    $113,672
          $225,000            $42,048          $84,758         $128,523    $173,297
          $300,000            $57,048         $114,410         $173,148    $232,922
          $375,000            $72,048         $144,096         $217,773    $292,620
          $450,000            $87,048         $174,096         $262,620    $352,620
          $525,000           $102,048         $204,096         $307,620    $412,620
          $600,000           $117,048         $234,096         $352,620    $472,620
          $675,000           $132,048         $264,096         $397,620    $532,620
          $750,000           $147,048         $294,096         $442,620    $592,620
          $825,000           $162,048         $324,096         $487,620    $652,620
          $900,000           $177,048         $354,096         $532,620    $712,620
          $975,000           $192,048         $384,096         $577,620    $772,620
        $1,050,000           $207,048         $414,096         $622,620    $832,620
        $1,125,000           $222,048         $444,096         $667,620    $892,620
        $1,200,000           $237,048         $474,096         $712,620    $952,620
        $1,275,000           $252,048         $504,096         $757,620  $1,012,620
        $1,350,000           $267,048         $534,096         $802,620  $1,072,620
        $1,425,000           $282,048         $564,096         $847,620  $1,132,620
        $1,500,000           $297,048         $594,096         $892,620  $1,192,620
        $1,575,000           $312,048         $624,096         $937,620  $1,252,620
        $1,650,000           $327,048         $654,096         $982,620  $1,312,620

     The foregoing table shows the approximate retirement benefits which would have been payable in 1995 to salaried employees, under both the Trustco Bank Retirement Plan and the Trustco Bank Supplemental Retirement Plan, assuming retirement of such person at age 65.
Earnings used in calculating benefits under these Plans are approximately equal to cash amounts reflected as Salary plus Bonus in the Summary Compensation Table. These Plans permit service and earnings to continue to be credited for employment after age 65. However, it is Trustco Bank's policy that executive officers will retire at age 65. The benefits set forth in the foregoing table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the Executive Officers (other than Mr. McCormick) named in the Cash Compensation Table would be as follows: Mr. Cushing, 27 years; Ms. McNamara, 43 years; Mr. Pidgeon, 44 years; and Mr. Terry, 20 years.

     Generally, an employee who has attained age 55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code places a maximum limit on the benefits that can be provided under qualified retirement plans such as the Trustco Bank Retirement Plan. For 1995, the annual Internal Revenue Code limit for a straight-life annuity benefit normal retirement age was $120,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

     The Trustco Bank Supplemental Retirement Plan provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's Supplemental Account Balance.

     In addition to participation under Trustco Bank's Retirement Plan, Robert A. McCormick has a separate unfunded agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of the agreement he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47.


Personnel Advisory Committee Report on Executive Compensation

     The Personnel Advisory Committee of Trustco Bank determines the compensation of employees and officers of TrustCo and Trustco Bank, including the Named Executive Officers identified in the Summary Compensation Table. Each of the Named Executive Officers in the Summary Compensation Table has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

     The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are: J. Morris (Chairman),
B. Andreoli, and N. Brickman, furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by the TrustCo Board for the year ended December 31, 1995:

     Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

     The function of the Personnel Advisory Committee is to review the general compensation structure for executive officers of Trustco Bank, including those executive officers named in the Summary Compensation Table which appears elsewhere in this Proxy Statement, and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such executive officers. The components of executive compensation for the Named Executive Officers include salary, bonus, stock options, and cash payments under the Trustco Bank Retirement Plan, Non- Qualified Supplemental Retirement Plan, and Executive Officer Incentive Plan.
The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies positions within Trustco Bank eligible to participate in the Executive Incentive Plan and the Supplemental Retirement Plan.

     The Personnel Advisory Committee met once during the course of the year, on October 17, 1995. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on July 17, 1995 to 1) identify eligible participants in TrustCo's Stock Option Plan and 2) award option grants for the current plan year. The Stock Option Committee considered discussions with KPMG Peat Marwick LLP regarding general stock option issues and trends when formulating its final decision on grants awarded under the Stock Option Plan. KPMG Peat Marwick LLP discussed with the Committee information regarding option levels that should be considered in light of industry trends. KPMG Peat Marwick LLP is the independent auditor for TrustCo and provides a variety of tax and financial consulting services for TrustCo. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the Stock Option Plan.

     It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels. In addition, compensation levels are established notwithstanding Trustco Bank's inability to deduct all such compensation under provisions of the Internal Revenue Code.

     The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of 15 regional bank holding companies, called the Dow Jones Banks - East Index, was identified by the Personnel Advisory Committee for performance and compensation comparisons. This Index is comprised of a broad-based group of banks on the East Coast and was chosen for comparative purposes because of its members' geographic proximity to Trustco Bank. This peer group consists of the same companies that comprise the published industry index used in the performance graph that follows this report. While Trustco Bank is comparatively smaller in terms of total asset size than the members of this peer group, Trustco Bank favorably competes with these institutions in terms of overall corporate performance. Trustco's return on asset and return on equity ratios ranked in the top 40% and top 25%, respectively, when compared to the members of this peer group, yet the base salary of Trustco's Chief Executive Officer was below the mean and median base salary of the peer group members' Chief Executive Officers. The Committee further takes into consideration the unique size of Trustco's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with five (5) executive officers, whereas many institutions in this peer group have a larger pool of executive officers.

     During its meeting in 1995, the Personnel Advisory Committee decided not to change the current basic salary structure, short-term incentive compensation for executives or features of other employee benefits plans.

     The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's executives to achieve superior performance if a relatively large percentage of senior executive compensation is "at risk." In other words, Trustco Bank's compensation for senior executives, including those executives named in the Summary Compensation Table, is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies, and providing superior total compensation when performance is superior to that of the peer group.

     In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for executive officers, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with peers for the current year. The Personnel Advisory Committee then established a "percentage of target pool" to be paid as short-term incentive compensation (this ranged from 0% to 125% of base compensation). The target pool payment would be made to senior executives based on TrustCo's return on average equity for the year. The range of target return on average equity was from 14%, which equated to a 40% payout, to 20% return on average equity, which equated to a 125% payout. Senior executives would receive no incentive compensation award for return on average equity below 14%.

     In consideration of the potential benefits payable under the incentive program described above, senior executives ceased to be eligible for contributions to Trustco Bank's profit sharing plan beginning in 1994, which qualifies for favorable tax treatment and to which Trustco Bank historically has made contributions equal to 15% of compensation.

     In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders. Therefore, the target pools were established to provide senior executives with an incentive to increase return on equity performance. The Personnel Advisory Committee's actions concerning compensation were ultimately judgements based upon the Committee's ongoing assessment and understanding of TrustCo and its executive officers, performance of its executive officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the officers' contribution to TrustCo's past and future performance.

     With respect to total compensation paid to Mr. McCormick during 1995, the Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick did not participate in the discussions regarding his compensation.

                   The TrustCo Board of Directors
Barton A. Andreoli    Robert A. McCormick      Richard J. Murray, Jr.
Lionel O. Barthold    Nancy A. McNamara        Kenneth C. Petersen
M. Norman Brickman    John S. Morris, Ph.D.    William D. Powers
Charles W. Carl, Jr.  James H. Murphy, D.D.S.  William J. Purdy
                                               William F. Terry
                                               Philip J. Thompson

Share Investment Performance

   The following graphs show changes over five-year and eight-year periods in the value of $100 invested in: (1) TrustCo Common Stock;
(2) the Standard & Poor's 500 index; and (3) an industry group of 15 other regional bank holding companies, called the Dow Jones Banks--East Index. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The eight-year period is presented in addition to the five-year period required by the Securities and Exchange Commission because it provides additional perspective, and matches the longest period for which Dow Jones Banks--East Index information is available. The banks comprising the Dow Jones Banks--East Index are: Baybanks, Inc., Bank of Boston Corp., The Bank of New York Co., Corestates Financial Corp, Fleet Financial Group Inc., Integra Financial Corp, MBNA Corp, Mellon Bank Corp., Mercantile Bankshares Corp, Meridian Bancorp Inc., PNC Bank Corp, State Street Boston Corp., State Street Boston Corp., UJB Financial Corp., and Wilmington Trust Corp.

   The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG TRUSTCO BANK CORP. NY, THE S&P 500 INDEX AND THE
DOW JONES REGIONAL BANKS, EAST INDEX
              1991    1992    1993    1994    1995
TrustCo       $155    $203    $285    $294    $406
S & P 500      130     140     155     157     215
DJBanks--East  185     266     279     269     460

*Assumes $100 invested on December 31, 1990 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.




COMPARISON OF EIGHT YEAR CUMULATIVE TOTAL RETURN*
AMONG TRUSTCO BANK CORP. NY, THE S&P 500 INDEX AND THE
DOW JONES REGIONAL BANKS, EAST INDEX
              1988    1989    1990    1991    1992    1993    1994    1995
TrustCo       $133    $162    $154    $239    $312    $438    $451    $623
S & P 500      117     154     149     194     209     230     233     321
DJBanks--East  115     117      65     121     174     183     178     301

*Assumes $100 invested on December 31, 1987 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.



Employment Contracts and Termination of Employment Arrangements

   TrustCo and Trustco Bank have entered into agreements (individually the "TrustCo Employment Agreement" and collectively the "TrustCo
Employment Agreements") to engage the services of the five named
Executive Officers:  Robert A. McCormick, the President and Chief
Executive Officer of TrustCo and Trustco Bank (the "President"); Nancy
A. McNamara, Vice President of TrustCo, Ralph A. Pidgeon, Vice
President and Assistant Secretary of TrustCo, William F. Terry,
Secretary of TrustCo, and Robert T. Cushing, Vice President and Chief
Financial Officer of TrustCo, each a Senior Vice President of Trustco
Bank as well (collectively, the "Vice Presidents").

   (1)  President's TrustCo Employment Agreement

   The President's TrustCo Employment Agreement, dated as of January
1, 1992, had an initial term expiring on December 31, 1995.  The
Agreement automatically renewed on January 1, 1996, and renews each year thereafter, for a succeeding three year term until the President receives a non-renewal notice or he reaches retirement age of 65 or the then mandatory retirement age, whichever is greater.

   The President's TrustCo Employment Agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus ("Annual Compensation"). Mr. McCormick's
Annual Compensation in future years will be negotiated with TrustCo and Trustco Bank and shall not be less than his Annual Compensation for the preceding calendar year. As further compensation, Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank.
Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," Mr. McCormick has ceased to be eligible to participate in the Trustco Bank profit sharing plan in consideration of the potential benefits under the short-term incentive plan described above.

   In the event there is a termination of the President for any reason, other than good cause, or retirement , then he shall receive upon his termination an amount equal to three times his then Annual
Compensation, to be paid at his election either (a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the Annual Compensation then in effect with the first payment to be made within ten days after his termination. The
President's TrustCo Employment Agreement, as amended on September 1,
1994, also provides for a gross up payment in the event that the amounts payable to the President upon his termination under the President's TrustCo Employment Agreement or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal
Revenue Code of 1986, as amended (the "Code").

   Upon termination of the President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the President and his wife, for the life of the President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to the President for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

   The President's TrustCo Employment Agreement defines termination to include: (a) any reduction in the President's annual compensation, disability, death, retirement, pension or profit-sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or (b) either TrustCo's or Trustco Bank's relocation or a change in the President's base location; or (c) receipt of a non-renewal notice pursuant to the President's TrustCo Employment Agreement; or (d) the unilateral election of the President to terminate his Agreement.
Notwithstanding the foregoing, the parties to the President's
TrustCo Employment Agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank profit sharing plan, as aforesaid, shall not have effected a termination of such employment agreement.


   (2)  Vice Presidents' TrustCo Employment Agreement

   The TrustCo Employment Agreements for the Vice Presidents (except for Robert T. Cushing, whose employment agreement was executed on June 21, 1994) were restated effective as of June 21, 1994. These employment agreements have one year terms which automatically renew on January 1 of each year, unless a Vice President receives a non-renewal notice or he or she reaches a specified retirement age.
The Vice Presidents' TrustCo Employment Agreements provide that the annual compensation of each Vice President shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term. The Vice Presidents are also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans.
Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," the Vice Presidents ceased to be eligible to participate in the Trustco Bank profit sharing plan in consideration of the potential benefits under the short-term incentive plan described above.

   In the event there is a termination of a Vice President within two years after a change in control of TrustCo or Trustco Bank, for any reason other than for good cause, death, retirement at the mandatory retirement age, or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to two times the Vice President's annual base salary then in effect.
The TrustCo Employment Agreements for the Vice Presidents also provide for a gross up payment in the event that the amounts payable to a Vice President upon his or her termination under such Vice
President's TrustCo Employment Agreement or any other agreement involving such Vice President are subject to the excise tax imposed by Section 4999 of the Code.

   Upon termination of a Vice President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the Vice President and his or her spouse, for the life of the Vice
President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan.
TrustCo and Trustco Bank will also provide to the Vice President for his or her life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

   The TrustCo Employment Agreements for the Vice Presidents define termination within two years after a change in control to include:
(a) any reduction in the executive's annual compensation, disability, death, retirement, pension or profit-sharing benefits
(unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or (b) either TrustCo's or Trustco
Bank's relocation or a change in the executive's base location; or
(c) receipt of a non-renewal notice pursuant to the TrustCo
Employment Agreement; or (d) the unilateral election of the executive to terminate his or her Agreement. Notwithstanding the foregoing, the parties to the Vice Presidents' TrustCo Employment
Agreements have agreed that the Vice Presidents' ineligibility to participate in the Trustco Bank profit sharing plan, as aforesaid, shall not have effected a termination of such employment agreements.





   (3)  General Provisions

   In addition to termination payments for the President and Vice
Presidents described above, all TrustCo Employment Agreements provide for (a) the payment in full of each employee's compensation due, including retirement, pension and profit-sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination and
(c) the cost of any legal expenses as a result of such termination.

 THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO
DIRECTOR NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS,
                  WHICH IS ITEM 1 ON THE PROXY CARD



Item 2. Amendment of TrustCo's Amended and Restated Certificate of
Incorporation

   The TrustCo Board has unanimously approved certain amendments to
Section 4.1 of TrustCo's Amended and Restated Certificate of
Incorporation (the "Certificate") and has voted to recommend that the TrustCo shareholders adopt the amendment (the "Certificate Amendment").
The Certificate Amendment will increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares. As of March 1,
1996, there were 18,148,632 shares of Common Stock issued, including
496,646 treasury shares.

Reasons For and Effect of the Certificate Amendment

   The increase in authorized shares will provide authorized Common
Stock for issuance from time to time as may be necessary in connection with future financings, investment opportunities, acquisitions of other companies, the declaration of stock dividends or stock splits, other distributions, or for other corporate purposes. TrustCo has no present plans, understandings or agreements for issuing the additional shares to be authorized by the proposed Certificate Amendment, but it is necessary to have authorization for additional shares in order to enable TrustCo, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities without the delay and expense incident to the holding of a special meeting of shareholders of TrustCo.

   The issuance of additional shares of Common Stock of TrustCo may dilute the equity ownership position of current TrustCo shareholders.
Shareholders do not possess preemptive rights and thus will not have a first right of refusal to purchase the additional shares. Unless required by applicable law, no further authorization or vote of the TrustCo shareholders will be solicited for the issuance of the additional shares of TrustCo Common Stock.

   Although the Certificate Amendment is being proposed by the TrustCo
Board for reasons other than as an "anti-takeover" device, the additional authorized shares, if issued, could make it more difficult for a person to acquire the requisite amount of stock needed to control
TrustCo. The issuance of additional shares thus could have the effect of making it more difficult to remove incumbent management. TrustCo's
Certificate and the Bylaws of TrustCo contain provisions which may be viewed as having an "anti-takeover" effect. Article 10 of TrustCo's
Certificate, which provides that a "business combination," as defined in that Article (including mergers, consolidations and acquisitions of substantially all assets), involving TrustCo and any entity owning more than 5% of TrustCo's voting stock, may not be consummated even if the normal statutory requirements are met, unless the business combination also (i) involves payment of a "fair consideration" to TrustCo's shareholders as described in TrustCo's Certificate, (ii) is approved by at least two-thirds (66 2/3%) of the disinterested directors of TrustCo, or (iii) is approved by at least two-thirds (66 2/3%) of the outstanding voting shares of TrustCo. This "fair consideration" provision was included in TrustCo's Certificate to make it more likely that any acquisition of TrustCo will involve payment of a fair price to all shareholders of TrustCo.

   TrustCo's Certificate and Bylaws also provide for a classified
Board of Directors, under which one-third of the Directors are elected to three-year terms at each annual shareholders' meeting. In effect, the existence of a classified board may increase the time required for any one or more persons owning a majority or controlling block of stock to elect a majority of the Directors. Without a classified board, a change in control can be accomplished at a single annual shareholders' meeting; with a classified board, at least two successive annual shareholders' meetings may be required. A classified board may help to moderate the pace of any change in control of the TrustCo Board, and by increasing the stability of the TrustCo Board, may also increase its effectiveness. On the other hand, the extension of time required to obtain control of the TrustCo Board also tends to discourage a tender offer or takeover bid.

   At the present time, there are no plans to issue additional shares of Common Stock, other than as contemplated under existing TrustCo stock option plans.

Vote Required

   The Certificate Amendment will be adopted if approved by the affirmative vote of the holders of at least two-thirds (2/3) of the Common Stock. The TrustCo Board believes the adoption of the Certificate Amendment will be in the best interests of the TrustCo shareholders. Dissenting votes give rise to no rights on the part of dissenters.

     THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE
    FOR THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.


Item 3.  Ratification of the Appointment of Independent Auditors

   KPMG Peat Marwick LLP, certified public accountants, were the independent auditors for TrustCo for the year ended December 31, 1995, and the TrustCo Board has again selected and appointed them as the independent auditors for the year ending December 31, 1996. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

   During the year ended December 31, 1995, KPMG Peat Marwick LLP provided various audit and non-audit professional services to TrustCo.
Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance and consultation in connection with the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns.

     THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE
    FOR THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.



Item 4.  Other Matters

   The TrustCo Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

SEC FORM 10-K:

   TrustCo Bank Corp NY will provide without charge a copy of its Form
10-K upon written request. Requests and related inquiries should be directed to: William F. Terry, Secretary, TrustCo Bank Corp NY, P.O.
Box 1082, Schenectady, New York 12301-1082.


Ownership of TrustCo Common Stock by Certain Beneficial Owners

   TrustCo is aware of one firm which is the beneficial owner of more than 5% of the Common Stock as of December 31, 1995: Franklin
Resources, Inc., 777 Mariner's Island Boulevard, San Mateo, California, an investment company, which owned 899,358 shares of the Common Stock at December 31, 1995 (5.1%).

   Neither TrustCo nor its subsidiaries hold shares of Common Stock as record holder. However, at March 1, 1996, the Trust Department of
Trustco Bank held 1,720,764 shares of TrustCo Common Stock as executor, trustee and agent (9.7% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive
Officers and Associates

   Some of the directors and executive officers of TrustCo and Trustco
Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future.
All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 1996 the total amount of such loans represented 5.1% of shareholders' equity of TrustCo.

   During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.

Insurance for Indemnification of Officers and Directors

   TrustCo renewed insurance for the indemnification of its officers and directors and officers and directors of Trustco Bank from the Progressive Insurance Company effective for the one (1) year period from September 10, 1995 to September 10, 1996. The cost of this insurance was $52,000, and coverage is provided to all officers and directors of TrustCo and Trustco Bank. The TrustCo Board has no knowledge of any claims made or sum paid pursuant to such insurance policy during 1995.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in TrustCo's Common Stock and other equity securities with the Securities and Exchange Commission
("SEC").  Reporting Persons are required by SEC regulations to furnish
TrustCo with copies of all Section 16(a) reports they file.

   To TrustCo's knowledge, based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements have been met.


                        TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE TRUSTCO ANNUAL
MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO
PROXY CARD IN THE ENVELOPE PROVIDED.  IF YOU PLAN TO ATTEND THE MEETING
AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD
APPROPRIATELY AND RETURN IT.   HOWEVER, IF YOUR SHARES ARE NOT
REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD
(YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND.  THAT FIRM MUST
PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP WHICH WILL ENABLE YOU TO
GAIN ADMITTANCE TO THE MEETING.


                              TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 1996

The Board of Directors recommends a vote "FOR" proposals 1, 2, and 3 below

1. Election of Directors
  [ ]  FOR
  [ ]  WITHHELD
   *   FOR ALL EXCEPT the following nominees:


2. Approval of Amendment of Certificate of Incorporation
  [ ]  FOR
  [ ]  AGAINST
  [ ]  ABSTAIN


3. Approval of Independent Auditors
  [ ]  FOR
  [ ]  AGAINST
  [ ]  ABSTAIN


SPECIAL NOTES
  [ ] I plan to attend meeting.     [ ] # attending
  [ ] Comments on reverse side

SIGNATURES___________________________________ DATE_______________, 1996

Please sign and date this proxy card exactly as your name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.
If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

This Proxy is solicited on behalf of the Board of Directors of TrustCo
Bank Corp NY ("TrustCo") for the Annual Meeting of shareholders to be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady,
New York, on May 20, 1996.

The undersigned hereby appoints Harry E. Whittingham, Jr. and Anthony
M. Salerno, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR proposals 1 through 3 and in the discretion of the proxies on such other matters as may properly come before the Annual
Meeting or any adjournments or postponements thereof.

Your vote for election of Directors may be indicated on the other side.
Nominees are - Lionel O. Barthold, Richard J. Murray, Jr., William D.
Powers, and William F. Terry.

Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:__________________________________________________________
 __________________________________________________________________
 __________________________________________________________________
 __________________________________________________________________

 (If you have written in the above space, please mark the "Comments" box on the other side of this card.)


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